Exhibit 99.5

CONSENT

OF

QATALYST PARTNERS LP

We hereby consent to the use in the joint proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of Cypress Semiconductor Corporation (the “Registration Statement”), of our opinion dated December 1, 2014 appearing as Appendix B to such Registration Statement, and to the description of such opinion and to the references to our name contained therein under the headings “Summary-The Merger-Opinion of Cypress’ Financial Advisor;” “The Merger-Background of the Merger;” “The Merger-Reasons for the Merger-Recommendation of the Cypress Board;” and “The Merger-Reasons for the Merger-Opinion of Cypress’ Financial Advisor.” In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

QATALYST PARTNERS LP

/s/ Qatalyst Partners

December 19, 2014